                                                                    EXHIBIT 4.4

                          SECOND AMENDMENT TO INDENTURE
              (FIXED RATE CLASS A SECURED NOTES DUE JULY 31, 2000)


         THIS SECOND AMENDMENT TO INDENTURE (the "Amendment") dated as of May __, 1998, by and between AMC, INC., a Georgia corporation (the "Borrower") and RELIANCE TRUST COMPANY, a financial institution organized under the laws of the State of Georgia ("Trustee"), in its capacity as Trustee for the holders of the Notes (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Trustee are parties to a certain Indenture dated as of October 2, 1995 (the "Indenture"); all terms used herein without definition shall have the meaning ascribed to such terms in the Indenture;

         WHEREAS, pursuant to the Indenture, Borrower has issued $160,000,000 Fixed Rate Class A Secured Notes Due July 31, 2000 (the "Notes");

         WHEREAS, the Trustee and the Borrower wish to enter into this Amendment to memorialize their agreement as to certain changes in the terms and conditions of the Indenture; and

         WHEREAS, the holders of 51% in principal amount of the outstanding Notes have consented in writing to the execution and delivery of this Amendment.

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. The Indenture is hereby amended by deleting the definition of "Credit Agreement" in Section 1.01 in its entirety and inserting the following in lieu thereof:

                  "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 31, 1998, among the Company and The Provident Bank, together with the related documents thereto (including, without limitation, any guarantees and security documents), in each case as such agreements may be renewed, extended, amended, supplemented or otherwise modified from time to time.

         2. Except as expressly amended and modified herein, all terms and covenants and provisions of the Indenture shall remain unaltered and in full force and effect, and the parties hereto do expressly ratify and confirm the Indenture as modified herein. All future references to the Indenture shall be deemed to refer to the Indenture as amended hereby.

         3. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, notwithstanding any principles regarding conflicts of laws thereof.

         5. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         6. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.


                                    AMC, INC.
/s/ Sarah Borders
----------------------------------
Unofficial Witness                  By:  /s/ Henry G. Almquist
                                       ----------------------------------------
                                       Name:  Henry G. Almquist
                                            -----------------------------------
                                       Title:  Chief Financial Officer
                                             ----------------------------------

/s/ Alice Moore                     Attest:  /s/ Neal Patton
----------------------------------         ------------------------------------
Notary Public                               Name:  Neal G. Patton
                                                 ------------------------------
                                            Title:  Secretary
                                                  -----------------------------
Notarization Date:  5/18/98
                  ----------------                      [CORPORATE SEAL]
My Commission Expires:

         2/9/2002
----------------------------------

                                    RELIANCE TRUST COMPANY, as Trustee
/s/ Missy Price
----------------------------------
Unofficial Witness                  By:  /s/ E. Fannin
                                       ----------------------------------------
                                       Name:  Esther P. Fannin
                                            -----------------------------------
                                       Title:  Senior Vice President
                                             ----------------------------------

/s/ Mary R. Ross                    Attest:  /s/ Richard Jaegle
----------------------------------         ------------------------------------
Notary Public                              Name:  Richard Jaegle
                                                -------------------------------
                                           Title:  Vice President
                                                 ------------------------------
Notarization Date:  6/1/98
                  ----------------                  [CORPORATE SEAL]


My Commission Expires:

         9/21/2000
----------------------------------



                                      -3-